Exhibit 10.15

Hunter Acquisition/

Orion Marine Group

Subsidiary Incentive Plan (SIP) Document – Tier 2

I.	Objectives

1.	To provide incentive to Orion’s Subsidiary Management Teams to grow the overall business of Orion and their respective subsidiaries in a profitable manner.

2.	To financially reward employees for achievement of corporate, subsidiary, and individual goals.

3.	To provide competitive cash compensation when plan results are achieved, and exceed market norms when superior results occur.

II.	Eligibility

4.	Eligibility for the SIP-Tier 2 includes senior management and business development staff of Orion’s subsidiaries.

III.	Incentive Determination

5.	Each Participant will have a target incentive bonus equal to from 30% to 50% of annual base salary. The incentive bonus available to Participants is dependent on the following four standard elements:

●	30% of Bonus — Overall Orion Marine Group Financial Performance relative to plan;

●	35%-45% of Bonus — Subsidiary Financial Performance relative to plan;

●	15%-20% of Bonus — Individual Goals established by the President or CEO of Orion Marine Group; and

●	10%-20% of Bonus — Subsidiary Safety Performance.

All bonus elements above are conditioned on achievement of the Trigger Point (80%) of the Consolidated Target (OMGI net cash flow target). The percentages for Subsidiary Financial Performance, Individual Goals and Subsidiary Safety Performance may be adjusted for an individual Participant at the discretion of the President or CEO of Orion Marine Group.

6.
The Individual Goals element for each Participant will be established at the discretion of the Orion Marine Group’s CEO, President and Sr. Management Team. Objectives may include safety record, a business unit’s operating, financial, and sales growth results, performance improvement, and other specific items.

7.	Determination of achievement of goals shall be at the sole and absolute discretion of the SIP Administrator.

IV.	Award Allocation

8.	Earned awards are payable only if a SIP Participant is an employee in good standing. Good standing means that, at the time of payout, an employee:

a)	has not resigned,

b)	has not indicated an intention to resign,

c)	has not been notified that their employment has been terminated,

d)	is not on a performance improvement program.

9.	If an employee terminates prior to the fiscal year’s close because of death or disability, SIP awards will be prorated for the year.

V.	Timing and Payout Form

10.	Incentive awards will be calculated and are payable as soon as practical following the close of the fiscal year. Awards will be paid as ordinary income and will be subject to payroll tax withholding.

VI.	Plan Administration

11.	The SIP Administrator will be a committee appointed by Orion’s Senior Management Team.

12.	The SIP Administrator will approve annually developed performance measures, performance standards, and award levels.

13.	The SIP Administrator will approve all finalized award payments before submission to payroll.

14.	The SIP Administrator will have all authority to approve continuation, modification or elimination of the Plan based upon a review of actual results.

15.	The SIP is effective as of the fiscal year beginning January 1, 2005 and will continue until terminated by the Board of Directors’ Compensation Committee.

16.	To the extent any Named Executive Officer participates in the SIP, the Compensation Committee of the Board of Directors shall set goals, assess achievement of such goals, and approve pay outs.

VII.	Fiscal Year Provisions

17.
In any fiscal year the SIP Administrator, subject to the approval of the Board of Director’s Compensation Committee, may set forth additional terms applicable to the administration of the SIP for such fiscal year in an appendix to this document; provided that no term may be set forth in an appendix to this document that would cause a “material modification” of the SIP, as defined in Treasury Regulation § 1.162-27(h)(1)(iii).

APPENDIX A

Fiscal Year 2008

A.           Purpose

This Appendix A sets forth terms applicable to SIP awards granted with respect to services performed during the 2008 fiscal year.  This Appendix A does not amend the SIP, nor does this Appendix A apply to any award granted with respect to services performed in any fiscal year other than the 2008 fiscal year.

B.           Limitations

Payment to a SIP participant pursuant to a SIP award earned for the 2008 fiscal year may not exceed an amount equal to 75% of such participants’ respective Annual Base Salaries.

Dallas 1489419v.2

Appendix A
Subsidiary Incentive Plan                                                                 A-